Exhibit 23


               CONSENT OF INDEPENDENT ACCOUNTANTS
               -----------------------------------

We hereby consent to the incorporation by reference of our report dated March 9, 2001, relating to the consolidated financial statements of Tosco Corporation, which appears in the Current Report on Form 8-K/A of Phillips Petroleum Company, dated
October 31, 2001, in the following registration statements:

Phillips Petroleum Company    Form S-4           File No. 333-55932

Phillips Petroleum Company    Form S-3           File No. 333-34336

Phillips Petroleum Company    Form S-3           File No. 033-54987

Thrift Plan of Phillips
 Petroleum Company            Form S-8           File No. 033-50134

Long-Term Stock Savings
 Plan of Phillips Petroleum
 Company                      Form S-8           File No. 333-67073

Retirement Savings Plan of
 Phillips Petroleum Company   Form S-8           File No. 033-28669

Omnibus Securities Plan of
 Phillips Petroleum Company
 and the 1990 Stock Plan of
 Phillips Petroleum Company   Form S-8           File No. 333-58664

Phillips Petroleum Company
 Stock Plan for Non-Employee
 Directors                    Form S-8           File No. 333-67059

Phillips Petroleum Overseas
 Stock Savings Plan           Form S-8           File No. 333-65769

Employee Share Allocation
 Scheme of Phillips
 Petroleum Company United
 Kingdom Limited              Form S-8           File No. 333-65771

Tosco Corporation Capital     Post-Effective
 Accumulation Plan             Amendment No. 1
                               on Form S-8 to
                               the Form S-4      File No. 333-55932

Tosco Corporation Store       Post-Effective
 Savings Plan                  Amendment No. 2
                               on Form S-8 to
                               the Form S-4      File No. 333-55932




/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
October 31, 2001


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